FRONTIER OIL CORPORATION
                           EMPLOYEE STOCK OPTION PLAN


         SECTION 1.   Purpose of the Plan.
                      -------------------

         The Frontier Oil Corporation Employee Stock Option Plan (the "Plan") is intended to promote the interests of Frontier Oil Corporation, a Wyoming corporation (the "Company"), by encouraging employees of the Company and its Affiliates to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of employees who are important to the growth and profitability of the Company.

         SECTION 2.   Definitions.
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         As used in the Plan,  the  following  terms shall have the meanings set forth below:

         "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, as determined by the Committee, and
(iii) any "parent corporation" of the Company (as defined in Section 424(e) of the Code) and any "subsidiary corporation" of any such parent (as defined in
Section 424(f) of the Code) thereof.

         "Award" shall mean an Option.

         "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

         "Board" shall mean the Board of Directors of the Company.

         "Change in Control" shall mean a change in control of a nature that would be required to be disclosed in a proxy statement, governed by the rules of the Securities and Exchange Commission as in effect on the date of this Agreement; provided that without limitation, such a change in control shall be deemed to have occurred upon the occurrence of any one of the following:

         (a) the consummation of any transaction (including without limitation, any merger, consolidation, tender offer, or exchange offer) the result of which is that any individual or "person" (as such term is used in Sections 13(d)(3) and 14(d)(2), of the Securities Exchange Act of 1934
         - the "Exchange Act") is or becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities,

         (b) the first day during any period of 24 consecutive months, commencing before or after the date of this Agreement that the individuals, who at the beginning of such 24 month period were directors of the Company for whom the Executive shall have voted, cease for any reason to constitute at least a majority of the Board of Directors of the Company,

         (c) the sale, lease, transfer, conveyance or other disposition (including by merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole,

         (d) the adoption of a plan relating to the liquidation or dissolution of the Company, or

         (e) the date the Company files a report or proxy statement with the SEC stating that a change in control has or may occur pursuant to any then existing contract or termination.

         "Committee" shall mean the Compensation Committee of the Board.

         "Employee" shall mean any employee of the Company or an Affiliate or any person who has been extended an offer of employment by the Company or an Affiliate, but shall not include any employee who is an officer of the Company or an Affiliate.

         "Fair Market Value" shall mean, with respect to Shares, the closing sales price of a Share on the applicable date (or if there is no trading in the Shares on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event the Shares are not publicly traded at the time a determination of its fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

         "Option" shall mean an option granted under Section 6(a) of the Plan. Options granted under the Plan shall constitute nonqualified stock options.

         "Participant" shall mean any Employee granted an Award under the Plan.

         "Person" shall mean individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

         "Rule 16b-3" shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

         "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

         "Shares" or "Common Shares" or "Common Stock" shall mean the common stock of the Company, no par value, and such other securities or property as may become the subject of Awards under the Plan.

         SECTION 3.  Administration.
                     --------------

         The Plan shall be  administered  by the  Committee.  A majority  of the
Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose. Upon any such delegation all references in the Plan to the "Committee", other than in Section 7, shall be deemed to include the Chief Executive Officer. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the number of Shares to be covered by an Award; (iii) determine the terms and conditions of any Award; (iv) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (v) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee.

         SECTION 4.  Shares Available for Awards.
                     ---------------------------

         (a) Shares Available. Subject to the adjustment as provided in Section 4(c), the maximum number of shares of Common Stock with respect to which Awards may be granted under the Plan shall be 1,200,000. In the event that any Award expires, lapses, is forfeited or otherwise terminates, any shares of Common Stock allocable to the terminated portion of such Award may again be made subject to an Award under the Plan.

         (b) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in
                  -------------------------------------------
part, of authorized and unissued Shares or of treasury Shares.

         (c) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted,
(ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

         SECTION 5.   Eligibility.
                      -----------

         Any Employee shall be eligible to be designated a Participant.

         SECTION 6.   Awards.
                      ------

         (a) Options. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

                  (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted, but shall not be less than the Fair Market Value per Share on such grant date.

                  (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (which may include, without limitation, cash, check acceptable to the Company, Shares already-owned for more than six months, a "cashless-broker" exercise (through procedures approved by the Company), or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.

                  (iii) No Repricings. The Committee may not amend an Option to lower its exercise price nor cancel an Option and
                           --------------
         grant a replacement Option with a lower exercise price.

                  (iv) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Award exceed a period of 10 years from the date of its grant.

         (b)      General.
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                  (i)      Limits on Transfer of Awards.
                           ----------------------------

                           (A) Except as provided in (B) below,  no Award and no
                  right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

                           (B) Each Award shall be exercisable only by the Participant during the Participant's lifetime, or by the person to whom the Participant's rights shall pass by will or the laws of descent and distribution; however, the Committee may provide that an Option may be transferred to immediate family members or related family trusts, limited partnerships or similar entities on such terms and conditions as the Committee may establish.

                  (ii) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  (iii) Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

                  (iv) Delivery of Shares or other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price, tax payment or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

         SECTION 7.   Amendment and Termination.
                      -------------------------

         Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

                  (i) Amendments to the Plan. Except as required by applicable law or the rules of the principal securities market on which the shares are traded and subject to Section 7(ii) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person.

                  (ii) Amendments to Awards. Subject to Section 6(a)(iii), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change in any Award shall reduce the benefit to Participant without the consent of such Participant.

         SECTION 8.   Change in Control.
                      -----------------

         Notwithstanding any other provision of this Plan to the contrary, in the event of a Change in Control of the Company all outstanding Awards automatically shall become fully vested immediately prior to such Change in Control (or such earlier time as set by the Committee). Unless the Company survives as an independent publicly traded company, all Options outstanding at the time of the event or transaction shall terminate, except to the extent provision is made in writing in connection with such event or transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor entity, or the parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue as fully vested Options in the manner and under the terms so provided.

        SECTION 9.   General Provisions.
                     ------------------

        (a) No Rights to Awards. No Employee or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

        (b) Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, Shares that would otherwise be issued pursuant to such Award, other Awards or other property) of any applicable taxes required to be withheld by the Company in respect of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

        (c) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

        (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Wyoming and applicable federal law.

        (e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

        (f) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance of transfer or such Shares or such other consideration might violate any applicable law or regulation, the requirements of any securities exchange on which the Shares are then listed, or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

        (g) No Trust or Fund Created. Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.

        (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

        (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        SECTION 10.   Plan Term.
                      ---------

               The Plan shall become effective upon its adoption by the Board and shall continue until terminated by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.